F&G Investor Update Spring 2026

Disclaimer & Forward-Looking Statements 2F&G Investor Update | Spring 2026 This presentation contains forward-looking statements that are subject to known and unknown risks and uncertainties, many of which are beyond our control. Some of the forward-looking statements can be identified by the use of terms such as “believes”, “expects”, “may”, “will”, “could”, “seeks”, “intends”, “plans”, “estimates”, “anticipates” or other comparable terms. Statements that are not historical facts, including statements regarding our expectations, hopes, intentions or strategies regarding the future are forward-looking statements. Forward-looking statements are based on management's beliefs, as well as assumptions made by, and information currently available to, management. Because such statements are based on expectations as to future financial and operating results and are not statements of fact, actual results may differ materially from those projected. We undertake no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise. The risks and uncertainties which forward-looking statements are subject to include, but are not limited to: general economic conditions and other factors, including prevailing interest and unemployment rate levels and stock and credit market performance; consumer spending; government spending; the volatility and strength of the capital markets; investor and consumer confidence; foreign currency exchange rates; commodity prices; inflation levels; changes in trade policy; tariffs and trade sanctions on goods; trade wars; supply chain disruptions; natural disasters, public health crises, international tensions and conflicts, geopolitical events, terrorist acts, labor strikes, political crisis, accidents and other events; concentration in certain states for distribution of our products; the impact of interest rate fluctuations; equity market volatility or disruption; the impact of credit risk of our counterparties; changes in our assumptions and estimates regarding amortization of our deferred acquisition costs, deferred sales inducements and value of business acquired balances; regulatory changes or actions, including those relating to regulation of financial services affecting (among other things) underwriting of insurance products and regulation of the sale, underwriting and pricing of products and minimum capitalization and statutory reserve requirements for insurance companies, or the ability of our insurance subsidiaries to make cash distributions to us; and other factors discussed in “Risk Factors” and other sections of F&G's Form 10-K and other filings with the Securities and Exchange Commission (SEC).

Non-GAAP Financial Measures 3F&G Investor Update | Spring 2026 Generally Accepted Accounting Principles in the U.S. ("GAAP") is the term used to refer to the standard framework of guidelines for financial accounting. GAAP includes the standards, conventions, and rules accountants follow in recording and summarizing transactions and in the preparation of financial statements. In addition to reporting financial results in accordance with GAAP, this document includes non-GAAP financial measures, which the Company believes are useful to help investors better understand its financial performance, competitive position and prospects for the future. Management believes these non-GAAP financial measures may be useful in certain instances to provide additional meaningful comparisons between current results and results in prior operating periods. Our non-GAAP financial measures may not be comparable to similarly titled measures of other organizations because other organizations may not calculate such non-GAAP financial measures in the same manner as we do. The presentation of this financial information is not intended to be considered in isolation of or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP. By disclosing these non-GAAP financial measures, the Company believes it offers investors a greater understanding of, and an enhanced level of transparency into, the means by which the Company’s management operates the Company. Any non-GAAP financial measures should be considered in context with the Company’s GAAP financial presentation and should not be considered in isolation or as a substitute for GAAP net earnings, net earnings attributable to common shareholders, or any other measures derived in accordance with GAAP as measures of operating performance or liquidity. Reconciliations of these non-GAAP financial measures to the most directly comparable GAAP measures are provided within.

We are executing on our strategy toward a more fee-based, higher margin, and less capital intensive business model and remain focused on delivering long-term shareholder value $110M 1Q26 Adjusted Net Earnings2 ↑ 21% vs. 1Q25 1Q26 Highlights 4F&G Investor Update | Spring 2026 1As of 3/31/2026 2Attributable to common shareholders; metrics refer to adjusted net earnings (ANE) and adjusted return on equity ex AOCI (ROE) based on reported adjusted net earnings $3.2B 1Q26 Gross Sales ↑ 10% vs. 1Q25 $2.2B 1Q26 Net Sales In line with 1Q25 $56.4B Assets Under Management (AUM)1 ↑ 3% vs. 1Q25 $74.5B AUM before reinsurance1 ↑ 11% vs. 1Q25 $67M 1Q26 Capital Return to Shareholders ↑ 123% vs. 1Q25 $6.2B Total F&G Equity ex AOCI1, 2 ↑ 7% vs. 1Q25 8.4% 1Q26 Adjusted ROE2 ↓ 130 bps vs. 1Q25

First Quarter Financial Trends

Financial Trends – As Reported

($M) – except per share and percentages	Full Year		Quarterly	
	2024	2025	1Q25	1Q26
Gross sales	$15,262	$14,638	$2,902	$3,173
Net sales	$10,571	$10,029	$2,181	$2,245
Assets under management (AUM)	$53,817	$57,574	$54,546	$56,436
AUM before reinsurance	$65,274	$73,090	$67,398	$74,454
Adjusted return on assets (ROA)[1]	1.06%	0.87%	0.68%	0.76%
Adjusted return on equity (ROE)[1]	10.3%	8.2%	9.7%	8.4%
Net earnings (loss)[1]	$622	$248	($25)	$244
Net earnings (loss) per diluted share[1]	$4.88	$1.88	($0.20)	$1.78
Adjusted net earnings (ANE)[1]	$546	$482	$91	$110
Adjusted net earnings per diluted share[1]	$4.30	$3.64	$0.72	$0.82
Adjusted weighted average diluted shares	131	137	132	139

[1]Attributable to common shareholders

Other Considerations – Quarterly

ANE ($M) and Per Share	1Q25		1Q26	
	($M)	Per share	($M)	Per share
Investment income from alternative investments (above) below long-term return expectations	45	$0.35	44	$0.32
Significant (income) expense items	(16)	($0.12)	5	$0.03

Other Considerations – Full Year

ANE ($M) and Per Share	2024		2025	
	($M)	Per share	($M)	Per share
Investment income from alternative investments (above) below long-term return expectations	145	$1.10	216	$1.58
Significant (income) expense items	10	$0.07	(30)	($0.22)

F&G Investor Update | Spring 2026

5

F&G Is At A Highly Attractive Valuation

Progression of F&G Transaction Prices & Market Capitalization


$1.8B
Purchase price by CF Corp[1]
Nov 30, 2017
$2.7B
Purchase price by FNF
Jun 1, 2020
$2.4B
F&G market cap at partial spinoff
Dec 1, 2022
$4.2B
F&G market cap at partial spinoff
Dec 31, 2025
$3.8B
F&G market cap
Apr 30, 2026
$6.2B
F&G GAAP Equity ex AOCI[2]
Mar 31, 2026

We launched share repurchases in 1Q26, deploying $29 million to repurchase 1.2 million shares of common stock at an average price of $24.14

- FNF completed the distribution of ~12% of F&G common stock to FNF shareholders on December 31, 2025, increasing F&G's public float from ~18% to ~30% after the distribution
- During 1Q26, macro headlines have contributed to a material sell-off of life and annuity sector stocks from speculation around broader market liquidity risk, private credit risk, software exposure and delayed timing of alternative investments realizations
- Our launch of share repurchases during the quarter reflect our confidence in the long-term prospects for the business as well as our strong capital position

[1]CF Corporation (CF Corp) was founded by Chinh Chu and William Foley as a U.S.-listed special purpose acquisition company (SPAC)
[2]Attributable to common shareholders

F&G Investor Update | Spring 2026 6

We Have Generated Sustainable Returns

Strong earnings generation combined with balanced capital allocation since 2020 acquisition by FNF have been driving steady BVPS growth, before mark-to-market (MTM) movements which are unrealized and point in time

Book Value Per Share (BVPS) ex AOCI[1]

Cumulative period from YE 2020 to QE 1Q26



+70% BVPS Growth
$27.40
18.54
(3.04)
$42.90
3.61
$46.51
YE 2020
Net Earnings
Capital Actions
BVPS Before MTM
MTM & 1x Items
QE 1Q26

[1]Calculated as F&G equity attributable to common shareholders ex AOCI divided by common shares outstanding; effect of LDTI, actuarial system conversion and sale of F&G Life Re reflected in 1x items

F&G Investor Update | Spring 2026 7

We Are Driving Toward Our Investor Day Targets • Spread-based earnings • Driven by asset growth • Margin expansion through investment margin & scale benefit Retained Sales • Fee-based earnings • Lower marginal cost of capital • Enhances cash flow • Accretive to return on equity • Reinsurance sidecar Flow Reinsurance • Fee-based earnings • Lower marginal cost of capital • Accretive to return on equity • Solidifies relationships with key partners F&G is transitioning its business toward a more fee based, higher margin and less capital intensive business with strong cash flow generation and ROE expansion in future years Grow AUM by 50% Increase adjusted ROE ex AOCI and significant items to 13 to 14%1 Expand adjusted ROA ex significant items to 1.33% to 1.55%1; expect to maintain a corridor around the lower end of the range Expand our P/E multiple to 7-8x We continue to make strong progress toward the medium term financial targets laid out at our 2023 Investor Day: F&G Investor Update | Spring 2026 8 12023 Investor Day targets assumed alternatives investments investment income based on management’s long-term expected return of approximately 10% over the medium-term Middle Market Life & Owned Distribution

F&G Snapshot 9F&G Investor Update | Spring 2026 Retail Annuities • Fixed indexed annuity (FIA) • Registered index-linked annuities (RILA) • Multi-year guaranteed annuity (MYGA) Pension Risk Transfer (PRT) Life Insurance • Indexed universal life (IUL) Funding Agreements • Funding agreement backed notes (FABN) • Federal Home Loan Bank (FHLB) • Founded in 1959 as a life insurance company • Listed on the New York Stock Exchange (NYSE: FG) eff. 12/1/2022 • Fidelity National Financial (NYSE: FNF) retains ~70% ownership • Headquartered in Des Moines, IA; over 1,100 employees • Ranking as a Top Workplaces company for 7 consecutive years Retail Channels • Independent insurance agents (IMOs) • Broker Dealers • Banks Institutional Markets • Pension risk transfer • Funding agreements Our Product Lines Five Distinct Distribution Channels / Markets Background Financial Strength Ratings A Stable A.M. Best A- Stable S&P Global A- Stable Fitch Ratings A3 Stable Moody’s

A Compelling Investment Case For F&G 10F&G Investor Update | Spring 2026 v Proven Track Record: Steady Earnings Growth & Capital Flexibility F&G has successfully executed on our diversified growth strategy, maintained a strong capital position and made significant progress toward our 2023 Investor Day targets. We are positioned for steady long-term earnings growth through disciplined pricing, significant scale benefit and an increasing mix of more stable, predictable and less capital intensive fee- based sources of earnings v Targeting Large, Growing Markets For Continued AUM Growth F&G’s ecosystem has evolved and is built on our expanding relationships with key long-term distribution partners, a differentiated asset management approach powered by Blackstone’s best-in-class asset origination with a proven track record and complemented by other asset managers, and strategic relationships with reinsurers that provide efficient access to substantial external capital F&G is a nationwide leader strategically positioned within large, growing markets, benefiting from powerful demographic trends that are fueling sustainable demand for guaranteed income solutions. Our disciplined focus on our core products – including indexed annuities, middle market life insurance and pension risk transfer – will continue to drive AUM growth with attractive and stable liabilities Evolved Ecosystem Spans Distribution, Investments & Reinsurers Strategic Shift To Fee-Based, Less Capital Intensive For Enhanced Returns F&G is rapidly transforming into a more fee-based, higher margin and less capital intensive business. Increased earnings contributions from fee-based flow reinsurance, middle market life insurance and owned distribution strategies, coupled with disciplined growth in our spread-based products, is set to generate higher returns and valuation over time

We Have A Clean & Profitable Inforce Book

Our inforce liabilities are surrender charge protected and our asset and liability cash flows are well matched; our inforce book does not contain problematic legacy business

- Our liability profile drives our investment strategy
  - Retail fixed annuities are 93% surrender protected[1]
  - Non-surrenderable liabilities include funding agreements, pension risk transfer and immediate annuities
- New business and inforce are actively managed to maintain pricing targets
- Asset and liability cash flows are well matched

GAAP Net Reserves[1]


$55B
53% Indexed Annuities
15% Pension Risk Transfer
12% Funding Agreements
11% Fixed Rate Annuities
6% Life
3% Immediate Annuities

[1]As of 3/31/2026

Retail Fixed Annuity Metrics

	QE 1Q26
Weighted average time remaining in surrender charge period	5.4 Years
% Surrender protected	93%
Average remaining surrender charge (% of account value)	7%
% Subject to market value adjustment (MVA)	81%
Distance to guaranteed minimum crediting rates	226 bps

F&G Investor Update | Spring 2026 11

We Compete In Very Large Markets

The U.S. retirement and middle markets are growing and we are both well established and well positioned in our retail channels and institutional markets to grow our AUM


Mutual Fund 401(k) Assets[1]
$5.8T
Indexed annuities provide alternative with upside potential and limited downside risk
U.S. Consumer Savings[2]
$932B
Consumers increasingly rely on personal savings for retirement income
Retail Life & Annuities[3]
$479B
Untapped demand for permanent life insurance, especially in the Middle Market
Pension Risk Transfer[4]
$342B
Transaction volume likely to continue[5]
Funding Agreements[6]
$280B

[1]4Q25 Quarterly Retirement Market Data, Investment Company Institute. [2]Personal savings in the U.S. per Federal Reserve Bank of St. Louis as of 2/1/2026. [3]FY2025 U.S. retail life sales (annualized premium) and U.S. individual annuity sales per LIMRA. [4]U.S. Single Premium Pension Risk Transfer Product Sales Jump 132% in the Fourth Quarter of 2025, Source LIMRA, 3/18/2026. [5]Legal & General Pension Risk Transfer Monitor, 4Q25 PRT Market Outlook. [6]Board of Governors of the Federal Reserve System, Funding Agreement-Backed Securities (FABS) as of 12/31/2025

F&G Investor Update | Spring 2026

12

58 63 71 76 78 80 82 2022 2025 2030 2035 2040 2045 2050 Secular Tailwinds Driving Industry Demand 13F&G Investor Update | Spring 2026 We continue to see sustainable demand for our retail fixed annuity products given current environment • U.S. consumers are holding $3 trillion in retail money market fund assets; as money market rates decline, they are expected to lock in higher interest rates through attractive solutions like fixed annuities • We serve a growing retirement population, with more than 11,000 Americans turning 65 every day and a projected 30% increase in people aged 65-100 over the next 25 years • Attractive demographics support growing demand for our products, as both retirees and advisors turn to fixed annuities as an alternative to the traditional 60/40 investment portfolio 1Source: Investment Company Institute (ICI); periods prior to 2024 reflect “total” all money market funds 2Source: U.S. Census Bureau, Population Division; Projected Population by Age Group and Sex for the United States, Main Series: 2022-2100 (Released Nov 2023) U.S. Money Market Fund Assets ($Trillions)1 Projected U.S. Population: Ages 65-100 (Millions)2 Number of people aged 65-100 is projected to increase 30% over the next 25 years 4.1 4.7 4.7 2.7 3.1 3.14.3 4.7 4.7 5.9 6.8 7.8 7.8 YE 2020 YE 2021 YE 2022 YE 2023 YE 2024 YE 2025 QE 1Q26 Combined Institutional only Retail only

2019 2020 2021 2022 2023 2024 2025 1Q26 LTM FNF and F&G Merger (June 2020) $26.4B $28.6B $37.3B $46.4B $55.9B $65.3B $73.1B $74.5B Our Strong Sales Are Driving Record AUM 14F&G Investor Update | Spring 2026 1CAGR reflects 2019 to 1Q26 LTM AUM and Annual Gross Sales by Retail Channel and Institutional Market ($B) Funding Agreements Indexed Annuities Fixed Rate Annuities (MYGA) Indexed Universal Life Pension Risk Transfer $11.3B $9.6B $4.5B $3.9B $13.2B $15.3B $14.6B AUM before flow reinsurance +18% CAGR1 Gross Sales +24% CAGR1 $14.9B

Our Owned Distribution Track Record

Our owned distribution strategy is contributing to margin expansion and is a capital light, diversified source of fee-based earnings

Life Network Marketing IMO	**Life Brokerage IMO**
Traditional Annuity IMO	**"B2B" Annuity IMO**

~$700M

Cumulative investment

Portfolio is performing well and creating value

- Owned distribution margin driven by seasonality, timing of dividends, mix of business & affiliated vs. unaffiliated sales
  - Owned distribution margin of $9M in 1Q26 (ANE)
  - Adjusted ROA contribution of 6 bps in 1Q26 (ANE)
- GAAP reporting items to note:
  - Owned distribution margin reflects dividend income from minority-owned interests, plus percent share of margin for majority-owned interests
  - Affiliated revenue from F&G products sold by owned distribution is reflected in our product margin[1], not the owned distribution margin

[1]Amount of affiliated revenue from F&G products sold by owned distribution and reflected in product margin (not the owned distribution margin): $8M in 1Q26

F&G Investor Update | Spring 2026 15

49.1 53.8 57.6 54.5 56.4 6.8 11.5 15.5 12.9 18.0 55.9 65.3 73.1 67.4 74.5 2023 2024 2025 1Q25 1Q26 Cumulative net reinsurance to third parties Retained AUM 6.8 9.2 9.0 1.8 2.0 6.4 6.1 5.6 1.1 1.2 13.2 15.3 14.6 2.9 3.2 2023 2024 2025 1Q25 1Q26 Opportunistic (MYGA and Funding agreements) Core (Indexed annuities, IUL and PRT) 335 546 482 91 110 2023 2024 2025 1Q25 1Q26 Net Sales 9.2 10.6 10.0 2.2 2.2 Disciplined Focus In Current Environment Gross Sales ($B) AUM Before Reinsurance ($B) Common Adjusted Net Earnings (ANE) ($M) F&G Investor Update | Spring 2026 16 2025 VPY: 12% AAUM 46.0 51.6 55.4 53.9 57.9 +10% VPY2025 VPY: (5%) +11% VPY See Appendix for details of significant items impacting ANE

Strong Gross Sales With Pricing Discipline Gross Sales ($B) Gross sales reflect continued pricing discipline & capital allocation to highest return opportunities • 1Q26 Gross sales of $3.2B, ↑ 10% vs. 1Q25 • Core sales of $2.0B, ↑ 11% vs. 1Q25 reflecting solid start to the year for indexed annuity, IUL and PRT sales • Opportunistic sales of $1.2B, ↑ 9% vs. 1Q25, split between funding agreements and MYGA; sales vary depending on economics and market opportunity • Net sales reflect flow reinsurance at varying ceded amounts in line with capital targets for MYGA and FIA • AUM before reinsurance of $74.5B, ↑ 11% vs. 1Q25 • Retained AUM of $56.4B reduced by $1.8B ceded inforce block with F&G Life Re sale in 1Q26 Net Sales 9.2 10.6 10.0 2.2 2.7 2.8 2.3 2.2 Ending AUM 49.1 53.8 57.6 54.5 55.6 56.6 57.6 56.4 AUM before reinsurance 55.9 65.3 73.1 67.4 69.2 71.4 73.1 74.5 6.8 9.2 9.0 1.8 2.2 2.2 2.8 2.0 6.4 6.1 5.6 1.1 1.9 2.0 0.6 1.2 13.2 15.3 14.6 2.9 4.1 4.2 3.4 3.2 2023 2024 2025 1Q25 2Q25 3Q25 4Q25 1Q26 Opportunistic (MYGA and Funding agreements) Core (Indexed annuities, IUL and PRT) 1Q26 VPY: 10% F&G Investor Update | Spring 2026 17

Core Earnings Power Remains Attractive

Common Adjusted Net Earnings (ANE) ($M)



335
546
482
91
103
165
123
110
2023
2024
2025
1Q25
2Q25
3Q25
4Q25
1Q26

	2023	2024	2025	1Q25	2Q25	3Q25	4Q25	1Q26
Net earnings (loss)	(58)	622	248	(25)	35	114	124	244
Op Exp (bps)[1]	63	60	50	58	56	52	50	48
ANE per share	$2.68	$4.30	$3.64	$0.72	$0.77	$1.22	$0.91	$0.82
Adj. ROA[2]	0.73%	1.06%	0.87%	0.68%	0.71%	0.87%	0.87%	0.76%
Adj. ROE[2]	6.5%	10.3%	8.2%	9.7%	8.8%	8.8%	8.2%	8.4%

F&G expects steady and growing adjusted net earnings over time, excluding significant items

- **As reported, ANE** in 1Q26 vs. 1Q25 reflects lower than expected level of alternative investments income and significant items, as well as:
  - asset growth,
  - growing fees from accretive flow reinsurance,
  - steady owned distribution margin, and
  - operating expense discipline driving scale benefit
- **Maintained 10 bps reduction in operating expense ratio[1]**; 48 bps in 1Q26 vs. 58 bps in 1Q25
- **Adj. ROA[2]** of 0.76% and **Adj. ROE[2]** of 8.4% in 1Q26 reflect lower than expected level of alternative investments income and significant items
- ***See Appendix for details of significant items impacting ANE, Adj. ROA and Adj. ROE***

[1]Op Exp (bps): Reflects LTM operating expense to AUM before reinsurance (bps)
[2]Attributable to common shareholders; metrics refer to return on assets (ROA) and adjusted return on equity ex AOCI (ROE) based on reported adjusted net earnings

F&G Investor Update | Spring 2026 18

Gaining Traction in Fee-Based Strategies

Adjusted Net Earnings[1] – Pro Forma Mix


2022
2025
2028 Target
~5%
~95%
~15%
~85%
~25%
~75%
Spread-based
Fee-based

F&G is quickly evolving toward a more fee-based, higher margin, and less capital intensive business model

- We estimate our fee-based flow reinsurance fee income and owned distribution margin, together with steadily growing IUL product fees, contributed approximately 15% of F&G's adjusted net earnings excluding significant items for full year 2025
- We expect to grow our share of fee-based earnings to approximately 25% by year-end 2028 as we continue to execute on our strategy

[1]Attributable to common shareholders; pro forma prepared as of 12/31/2025 and assumes alternatives investments investment income based on management's long-term expected return of approximately 10% over the medium-term

F&G Investor Update | Spring 2026 19

Our Stable and Strong Capital Profile 20F&G Investor Update | Spring 2026 1Excluding accumulated other comprehensive income (ex AOCI) Total Capitalization ex AOCI1 ($M) 5,093 5,749 6,155 6,342 250 250 250 1,760 2,195 2,270 2,270 6,853 8,194 8,675 8,862 YE 2023 YE 2024 YE 2025 QE 1Q26 Debt Preferred Stock Total Equity ex. AOCI Adj. Debt to Capital % 25.7% 26.8% 26.2% 25.6% Strong F&G capitalization; debt-to-capitalization ratio managed to long term target of 25% • Balance sheet expected to naturally delever as a result of growth in total equity, excluding AOCI

F&G Investor Update | Spring 2026 Book Value Per Share Growth – 1Q26 21 BVPS ex. AOCI1 – 12/31/2025 to 3/31/2026 1Attributable to common shareholders and excluding accumulated other comprehensive income (ex AOCI) 2Outstanding shares of 135,610,292 as of 12/31/2025 and 134,328,083 as of 3/31/2026 QE 1Q26 BVPS ex AOCI of $46.51; ↑ $2.08, or ↑ 5%, over QE 4Q25 • $0.10 per share increase from 1x gain on sale of F&G Life Re Ltd • $0.72 per share increase due to underlying business performance • $0.27 per share increase for return of capital, including $29M of share repurchases • $0.99 per share increase due to mark-to-market movements which are unrealized and point in time $44.43 $44.53 $45.25 $45.52 $46.51 0.10 - 0.72 0.27 0.99 QE 4Q25 1x Item Post 1Q26 1x Item ANE & Other QE 1Q26 Before MTM & Return of Capital Return of Capital QE 1Q26 Before MTM MTM Movements QE 1Q26 F&G Equity ex. AOCI1 ($M) 6,042 14 6,056 97 6,153 (54) 6,099 133 6,232 Shares O/S2 (M) 136 136 (2) 134 134

Capital Targets 22F&G Investor Update | Spring 2026 Sources of Capital Capital Allocation F&G’s business is built around a diversified and self funding capital model, with multiple sources of capital and capital allocation priorities that support continued growth and return of capital to shareholders Our Capital Allocation Priorities Reinsurance sidecar Statutory excess capital Inforce capital generation Flow reinsurance Excess debt Capacity Reinvest in the business Common & preferred dividend Opportunistic share repurchase Opportunistic M&A (owned distribution) • Maintain efficient capital structure • Target debt-to-capital excluding AOCI of 25% • RBC target range approximately 400% in a normal environment1 • Maintain solvency and capital targets in line with ratings 1Reflects company action level risk-based capital for primary insurance operating subsidiary Interest Expense

Our Capitalization Supports Growth & Dividend 23F&G Investor Update | Spring 2026 F&G is quickly evolving toward a more fee based, higher margin and less capital intensive business with strong cash flow generation in future years • F&G has flexibility to adjust retained sales level, as a “lever” to support net cash from operations with sustained asset growth • F&G has returned $67M of capital to shareholders in 1Q26 through $38M common and preferred dividends and $29M of share repurchases • F&G’s board of directors authorized a new three-year $100M share repurchase program as announced on March 13, 2026 1Reflects company action level risk-based capital for primary insurance operating subsidiary Investing for Growth Reinvest in the Business Capital and other investments to support AUM growth and maintain adequate capital buffer Net Cash from Operations Return to Shareholders Common Dividend Payout Upon board approval, common dividend with potential targeted increases over time Opportunistic Share Repurchase Efficient means of returning cash to shareholders when shares trade at discount to intrinsic value Opportunistic M&A Expand value of Owned Distribution through additional investments in existing holdings or selectively adding new strategic partners

SECTION 24F&G Investor Update | Spring 2026 Investments

Our High Quality & Well Diversified Portfolio[1]

Portfolio conservatively positioned & well-matched to liability profile

- Fixed income is 97% investment grade
- Modest average credit-related impairments of 6 bps over the last 5 years (2021-2025), below our pricing assumption
- Net floating rate exposure $2.4B or ~4%

Software exposure across the portfolio is < 5%

- Most positions are protected by high switching costs, large competitive moats, regulatory barriers and/or embedded in workflows that are difficult to disrupt

Real estate exposures are high quality, with moderate leverage and diversified across property types

- Modest office exposure at only 1.7% of the total portfolio
- Alternative LPs comprise 5% of total portfolio, with less than 1% of Alternative LPs portfolio in office

Investment Portfolio by Asset Class


$53B
26% Corporates
21% Private Origination
21% Public Structured Securities
13% Mortgage Loans
7% Alts/Equity
4% Other
2% Municipal
2% Pfd/Hybrid
2% EMD
1% Cash
1% Gov't & Treasury

Investment Portfolio by NAIC Designation


$53B
61% NAIC 1
24% NAIC 2
7% Alts/Equity
4% Other²
2% NAIC 3
1% Cash³
1% NAIC 4/5/6

[1]GAAP Fair Values as of 3/31/2026 (net of 3rd party reinsurance), Alts LP NAV as of 12/31/2025
[2]Other consists of ICOLI, FHLB stock, LIHTC, options and private origination equity tranches
[3]Cash includes treasuries

F&G Investor Update | Spring 2026

25

Our Investment Portfolio Key Attributes[1,2]

Investment Rationale

- **Core fixed income:** Focus remains on high grade public securities with strong risk adjusted returns
- **Private origination:** Private origination exposes the portfolio to a wide spectrum of collateral types creating diversification in the portfolio
- **Public structured:** Provides access to well diversified, high-quality assets across CLOs, CMBS and ABS
- **Mortgage loans:** Superior loss-adjusted performance relative to similar rated corporates

Core Fixed Income[3]

(excludes Public Structured, Private Origination and Mortgage Loans shown below)


$18B
77% Corporates
7% EMD
7% Municipal
6% Pfd/Hybrid
3% Gov't & Treasury

Private Origination


$11B
58% Corporate Lending
16% Infrastructure
11% Real Estate
9% Consumer Lending
4% Commercial
2% Other

Public Structured


$11B
41% CLOs
33% CMBS
11% ABS
15% RMBS

Mortgage Loans


$7B
67% Residential
16% Multifamily
7% Industrial
4% Office
4% Retail
1% Student Housing
1% Other[4]

[1]GAAP Fair Values as of 3/31/2026 (net of 3rd party reinsurance)
[2]Excludes $4B of LP and equities and $2B of cash and other (e.g. FHLB stock, call options)
[3]Fixed Income includes Corporates, Municipal, Pfd/hybrid, EMD and Gov't & Treasury asset classes as shown on page 25
[4]Other consists of data center, hotel, self storage and mixed use properties

F&G Investor Update | Spring 2026 26

Portfolio Spotlight: Private Origination 27F&G Investor Update | Spring 2026 Private origination is a key component of our investment strategy • Provides enhanced yield while limiting additional credit risk • Offers diversification and strong covenant protection • Our private origination portfolio is approximately $11B, or 21%, of our total portfolio and is high quality and diversified • Focused on investment grade, directly originated assets backed by diversified pool of physical and financial collateral • Includes corporate & commercial lending, consumer loans, real estate and other real asset exposures • Below investment grade private origination middle market exposure is small and manageable 1Middle market lending is a portion of corporate lending, within our private origination portfolio 21% 79% Private Origination Non-Private Origination $53B Total Portfolio 58% Corporate Lending 16% Infrastructure 11% Real Estate 9% Consumer Lending 4% Commercial 2% Other Private Origination $11B 89% 11% Investment Grade Non-Investment Grade $4.8B Private Origination – Middle Market Lending1 $0.5B Private Origination – Middle Market Lending1 (Non-IG)

Private Origination – Corporate Lending

Our $11B private origination portfolio is comprised of $6B, or 58%, in corporate lending

- Private origination corporate lending of $6.0B is 12% of the total retained portfolio, including middle market lending of $4.8B, or 9%, of the total retained portfolio
- 89% of our middle market lending is investment grade
- Our upgrade-to-downgrade ratio is positive
- Near 0% credit losses and small percentage of collateral on nonaccrual
- Low loan-to-value ratios and strong structural subordination
- We are lending to companies having strong quality and size, with average annual EBITDA of ~$200M

Private Origination


$11B

- 58% Corporate Lending
- 16% Infrastructure
- 11% Real Estate
- 9% Consumer Lending
- 4% Commercial
- 2% Other

Private Origination – Corporate Lending

As of 12/31/2025			Ratings Data on Positions Held						Collateral Characteristics			
Asset Type	Amount Invested ($B)	% Total Portfolio	Investment Grade	Below Investment Grade	Upgrades	Downgrades	Credit Losses	Subordination	Nonaccruals	First Lien	LTV Ratio	EBITDA ($M)
Middle market lending	4.8	9%	89%	11%	0%	0%	0%	14%	0.1%	98%	42%	205
Corporate private placements	0.4	1%	100%	0%	4%	7%	0%	NA	0.0%	100%	40%	1,500
BDC lending	0.4	1%	100%	0%	8%	0%	0%	54%	0.4%	92%	40%	235
Private credit fund financing	0.4	1%	100%	0%	0%	0%	0%	45%	NA	94%	55%	200
Total Corporate Lending	6.0	12%	91%	9%	0.8%	0.5%	0%	18%		98%		

Note: NA reflects not applicable

F&G Investor Update | Spring 2026

28

Private Origination – Ratings Perspective F&G Investor Update | Spring 2026 Our private origination portfolio is well diversified and high quality; in line with total portfolio Approximately 90% of the private origination debt portfolio is investment grade, and included within the 97% investment grade for our total retained fixed income portfolio We primarily use the top five nationally recognized statistical rating organizations (Moody’s, S&P, Fitch, Kroll and DBRS) • Nearly 90% of the private origination debt portfolio and 94% of the rated assets in our total retained fixed income portfolio are rated by at least one of the top five rating agencies • 64% of our total retained fixed income portfolio is dual rated by two rating agencies, with at least one being one of the Big 3 (Moody’s, S&P and Fitch) Egan Jones ratings are de minimis at less than 1% of our total retained portfolio Private letter ratings account for approximately 18% of our total retained portfolio and undergo the same analytical rigor as public ratings 29

37% Multifamily 16% Office 15% Industrial 9% Hotel 6% Net Lease 5% Data Center 4% Retail 2% Mixed Use 1% Self-Storage 5% Other 9% Net Asset Value Lending 9% Home Improvement 8% Liquified Natural Gas 8% Data Centers 7% Communication Infrastructure 7% Residential Solar 6% Manufactured Housing 5% Lender Finance 4% Aviation 4% Whole Business 33% All Other (< Top 10) Portfolio Spotlight: Structured Credit 30 Investment Rationale • Collateralized loan obligation (CLO) portfolio well diversified across industry, issuer and manager; focus on investment grade with ample par subordination • Commercial mortgage-backed securities (CMBS) allows for visibility into credit performance, built-in appreciation and contractual amortization which reduces risk exposure; target more stable property types, such as multi-family, to maintain a defensive portfolio • Asset Backed Securities (ABS) focus on high quality, directly originated specialty finance assets diversified by collateral type CMBS by Property Type CLO Top 10 Industries ABS Top 10 Collateral Type1 Note: GAAP Fair Values as of 3/31/2026 (net of 3rd party reinsurance) 1Reflects ABS held in Public Structured and Private Origination categories on page 26 $4B F&G Investor Update | Spring 2026 13% Healthcare & Pharmaceuticals 12% High Tech 10% Banking, Finance, Insurance & Real Estate 9% Services: Business 5% Hotels, Gaming & Leisure 5% Capital Equipment 4% Construction & Building 4% Beverage, Food & Tobacco 3% Aerospace & Defense 3% Chemicals, Plastics & Rubber 32% Other (< Top 10) $6B $5B

Portfolio Spotlight: CLO 31 Highly diversified portfolio with ample par subordination • Blackstone’s broad & deep understanding of the asset class, and ability to perform loan level underwriting, distinguishes F&G’s portfolio from its peers F&G CLO Portfolio Composition – % Fair Value Note: GAAP Fair Values as of 3/31/2026 (net of 3rd party reinsurance) 1Reflects the weighted average par subordination of the CLO portfolio 15% 21% 27% 36% <1% AAA AA A BBB BB and Below Investment Grade Par Subordination 40% 26% 19% 13% 9% Credit Quality 99% investment grade Structural Protection 21% par subordination1 Capital Efficiency 1.4 Average NAIC rating Market Value $5B CLO exposure F&G Investor Update | Spring 2026

Our CLO Portfolio Characteristics 32 Portfolio focused on high quality CLO securities backed by highly diversified pool of loans Note: GAAP Fair Values as of 3/31/2026 (net of 3rd party reinsurance) IndustriesCompaniesCLO Managers 89 CLO managers 2,272 Companies 33 Industries 5.5% 4.6% 4.3% 3.8% 3.3% 3.3% 2.9% 2.8% 2.8% 2.7% 64.0% 0.0% 20.0% 40.0% 60.0% 80.0% Manager 1 Manager 2 Manager 3 Manager 4 Manager 5 Manager 6 Manager 7 Manager 8 Manager 9 Manager 10 Other 70% 0.6% 0.4% 0.4% 0.4% 0.4% 0.4% 0.3% 0.3% 0.3% 0.3% 96.2% 0.0% 0.5% 1.0% 1.5% 2.0% Issuer 1 Issuer 2 Issuer 3 Issuer 4 Issuer 5 Issuer 6 Issuer 7 Issuer 8 Issuer 9 Issuer 10 Other 100.0% 12.5% 12.5% 10.1% 9.3% 5.0% 4.6% 4.3% 4.1% 3.3% 3.3% 31.0% 0.0% 5.0% 10.0% 15.0% 20.0% Industry 1 Industry 2 Industry 3 Industry 4 Industry 5 Industry 6 Industry 7 Industry 8 Industry 9 Industry 10 Other 40.0% F&G Investor Update | Spring 2026

U.S. CLO Impairment Frontier 33 CLO debt is well insulated from higher defaults and lower recovery rates • BBB CLOs can withstand an annualized default of 8.7% (that would have to occur every year) assuming a 61% average long- term loan recovery rate U.S. CLO Impairment Frontier (First-Loss Scenarios among CLO tranches) Note: Reflects Blackstone’s views and beliefs as of March 31, 2026. Source: US J.P. Morgan as of March 31, 2026 for average recovery rate and annual loan default rate; CLO impairment frontiers generated from Intex model and include key assumptions as follows: Interest rates based on current Intex curve, annual prepayment rate of 20%, Recovery lag = 12 months, CLO redeemed at AAA payoff date in standard CLO run, reinvestment price = 99.75, reinvestment rate = 3 month SOFR + 325bps, no reinvestment post Reinvestment Period. Please note: the historical data point shown is calculated using annual default and recovery rates from J.P. Morgan Leveraged Loan Index and represents the average default rates and weighted average recovery rates from 1998-2026 for the long- term average time period. Average recovery rate is representative of first-lien loans as of March 31, 2026 0% 5% 10% 15% 20% 30%40%50%60%70% A n n u a l D e fa u lt R a te Average Senior Loan Recovery Rate A BBB BB Long-Term Average Annual Default Rate F&G Investor Update | Spring 2026

Portfolio Spotlight: Real Estate Debt1 34 Blackstone Real Estate Debt Strategies (BREDS) has assembled a high-quality portfolio with diversified exposure across asset classes and properties Note: GAAP Fair Values as of 3/31/2026 (net of 3rd party reinsurance) 1Reflects real estate debt held in Public Structured and Mortgage Loans categories on page 26 37% RML 29% CMBS 17% CML 12% RMBS 5% Other $13B Duration 3.7 years Quality 1.2 Average NAIC rating Market Value $13B Real estate portfolio Weighted Average Life 5.7 years F&G Investor Update | Spring 2026

Portfolio Spotlight: CMBS & RMBS 35 Note: GAAP Fair Values as of 3/31/2026 (net of 3rd party reinsurance) By Asset Type By Property Type By NAIC Rating F&G Investor Update | Spring 2026 30% RMBS 38% SASB 15% CRE CLOs 9% Conduit (Below A) 4% Conduit (A or above) 4% Agency $6B 37% Multifamily 16% Office 15% Industrial 9% Hotel 8% Other 6% Net Lease 5% Data Center 4% Retail $6B 86% NAIC 1 9% NAIC 2 2% NAIC 3 3% NAIC 4/5/6 $6B

Portfolio Spotlight: CMBS 36 Prudent asset selection has led to more multifamily exposure and less retail vs. Conduit CMBS market averages Portfolio Construction Comparison1 Note: GAAP Fair Values as of 3/31/2026 (net of 3rd party reinsurance) 1BAML Conduit Data as of 3/31/2026 37% 4% 15% 23% Multifamily Retail F&G Post-Crisis Conduit CMBS Credit Quality 86% Investment grade (NRSRO) Quality 1.3 Average NAIC rating Market Value $4B CMBS portfolio Weighted Average Life 3.0 years F&G Investor Update | Spring 2026

Portfolio Spotlight: CMLs 37 Investment Rationale • Our Commercial Mortgage Loan (CML) portfolio is low risk, low leveraged and well diversified • All first mortgage loans, with average loan-to-value of ~60% • 325 holdings, with average loan size of $7M • <0.5% of CML portfolio loans have a DSCR <1x By State By Loan-To-Value % By Underlying Property Type Note: GAAP Fair Values as of 3/31/2026 (net of 3rd party reinsurance) ¹Other consists of data center, hotel, mixed-use and self storage properties 48% LTV 60% to 70% 34% LTV 50% to 60% 13% LTV < 50% 5% LTV > 70% $2B $2B 48% Multifamily 21% Industrial 12% Retail 11% Office 4% Student Housing 4% Other¹ F&G Investor Update | Spring 2026 20% CA 14% FL 6% NY 6% TX 5% NJ 4% GA 4% CT 41% Other $2B

Alternative LPs & Other Equity Interests – By Sector1 73% Private Equity 24% Real Assets 3% Credit $4B Portfolio Spotlight: Alternative LPs & Equities F&G Investor Update | Spring 2026 Our alternative investments portfolio is $4B, or 7% of the total retained portfolio; this includes ~$3B of limited partnerships and ~$1B of other equity interests • Effective 1/1/2026, we updated our definition of alternative assets to reclassify approximately $6B of debt like assets into our fixed income portfolio • As a result of this updated definition, we revised our long- term expected return assumption from 10% to a range of 12% to 14% for the remaining LP and equities portfolio • Many of these alternative investments are still in the earlier phases of their value creation cycle, so we are not yet fully realizing the long-term expected returns 1Sector chart reflects net asset value of LPs (NAV) as of 3/31/2026 Alternative LPs – Historical Performance 11% 9% 37% 4% 4% 9% 7% 6% 4% 7% 11% 11% 2019 2020 2021 2022 2023 2024 2025 1Q25 2Q25 3Q25 4Q25 1Q26 Average = 12% 38

Blackstone Related Important Disclosures 39 This document (together with any attachments, appendices, and related materials, the “Materials”) is provided for informational due diligence purposes only and is not, and may not be relied on in any manner as legal, tax, investment, accounting or other advice or as an offer to sell, or a solicitation of an offer to buy, any security or instrument in or to participate in any account, program, trading strategy with any Blackstone fund, account or other investment vehicle (each a “Client”) managed or advised by Blackstone Inc. or its affiliates (“Blackstone”), nor shall it or the fact of its distribution form the basis of, or be relied on in connection with, any contract or investment decision. None of Blackstone, its funds, nor any of their affiliates makes any representation or warranty, express or implied, as to the accuracy or completeness of the information contained herein and nothing contained herein should be relied upon as a promise or representation as to past or future performance of a Client or any other entity, transaction, or investment. All information is as of the date on the cover, unless otherwise indicated and may change materially in the future. Past Performance and Estimates / Targets. In considering any investment performance information contained in the Materials, please bear in mind that past or estimated performance is not necessarily indicative of future results and there can be no assurance that Blackstone or a Client will achieve comparable results, implement its investment strategy, achieve its objectives or avoid substantial losses or that any expected returns will be met. Any estimates and/or targets used herein are indicative of Blackstone’s analysis regarding outcome potentials and are not guarantees of future performance. They are presented solely to provide you with insight into the portfolio's anticipated risk and reward characteristics. They are based on Blackstone’s current view of future events and financial performance of potential investments and various estimations and “base case” assumptions (including about events that have not occurred) made at the time the estimates/targets are developed. While Blackstone believes that these assumptions are reasonable under the circumstances, there is no assurance that the results will be obtained, and unpredictable general economic conditions and other factors may cause actual results to vary materially from the estimates/targets. Any variations could be adverse to the actual results. Additional information regarding any estimations/targets, and relevant assumptions, is available upon request. Blackstone Proprietary Data. Certain information and data provided herein is based on Blackstone proprietary knowledge and data. Portfolio companies may provide proprietary market data to Blackstone, including about local market supply and demand conditions, current market rents and operating expenses, capital expenditures, and valuations for multiple assets. Such proprietary market data is used by Blackstone to evaluate market trends as well as to underwrite potential and existing investments. While Blackstone currently believes that such information is reliable for purposes used herein, it is subject to change, and reflects Blackstone’s opinion as to whether the amount, nature and quality of the data is sufficient for the applicable conclusion, and no representations are made as to the accuracy or completeness thereof. Third-Party Information. Certain information contained in the Materials has been obtained from sources outside Blackstone, which in certain cases have not been updated through the date hereof. While such information is believed to be reliable for purposes used herein, no representations are made as to the accuracy or completeness thereof and none of Blackstone, its funds, nor any of their affiliates takes any responsibility for, and has not independently verified, any such information. Forward-Looking Statements. Certain information contained in the Materials constitutes “forward-looking statements,” which can be identified by the use of forward-looking terminology or the negatives thereof. These may include financial estimates and their underlying assumptions, statements about plans, objectives and expectations with respect to future operations, and statements regarding future performance. Such forward‐looking statements are inherently uncertain and there are or may be important factors that could cause actual outcomes or results to differ materially from those indicated in such statements. Blackstone believes these factors include but are not limited to those described under the section entitled “Risk Factors” in its Annual Report on Form 10‐K for the most recent fiscal year ended December 31 of that year and any such updated factors included in its periodic filings with the Securities and Exchange Commission, which are accessible on the SEC’s website at www.sec.gov. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in the Materials and in the filings. Blackstone undertakes no obligation to publicly update or review any forward‐looking statement, whether as a result of new information, future developments or otherwise. F&G Investor Update | Spring 2026

APPENDIX Appendix – Finance

We Are Achieving Higher Ratings Over Time

F&G's Recent History



FNF Merger Completed
Launched Bank & Broker Dealer Channels
Launched Flow Reinsurance
2020
FitchRatings
Upgraded to 'A-'
S&P Global
Upgraded to 'A-'
MOODY'S
Upgraded to 'Baa1'
Launched Institutional Markets (PRT & FABN)
Launched Owned Distribution
2021
F&G Partial Spinoff $2.4B Market Cap
2022
2023
MOODY'S
Upgraded to 'A3'
2024
AM BEST
SINCE 1899
Upgraded to 'A'
MOODY'S
Upgraded long-term issuer rating
Launched Reinsurance Sidecar
F&G Partial Spinoff $4.2B Market Cap
2025

F&G has received multiple ratings upgrades over time, reflecting our upward trajectory

- Scaling business to generate profitable growth
- Diversifying sources of earnings
- Actively positioning our high quality and diversified investment portfolio
- Maintaining strong capitalization and financial flexibility
- Conservatively managing to the most stringent capital requirements of our regulators & rating agencies, including our offshore entities

Note: Reflects financial strength rating of primary operating subsidiaries

F&G Investor Update | Spring 2026 41

Non-GAAP Measure Reconciliations

($M)	Year ended			Three months ended				
	2023	2024	2025	1Q25	2Q25	3Q25	4Q25	1Q26
Net earnings (loss)	**($58)**	**$622**	**$248**	**($25)**	**$35**	**$114**	**$124**	**$244**
Recognized (gains) losses, net	214	27	180	29	79	68	4	(163)
Market related liability adjustments	258	(214)	28	103	(16)	(37)	(22)	(37)
Purchase price amortization	22	84	80	15	18	29	18	15
Transaction costs, other and non-recurring items	3	16	16	1	8	6	1	5
Non-controlling interest	-	(10)	(9)	(2)	(2)	(2)	(3)	(2)
Income taxes adjustment	(104)	21	(61)	(30)	(19)	(13)	1	48
Adjusted net earnings (ANE)[1]	**$335**	**$546**	**$482**	**$91**	**$103**	**$165**	**$123**	**$110**
Adjusted return on assets (ROA)[1]	0.73%	1.06%	0.87%	0.68%	0.71%	0.87%	0.87%	0.76%
Adjusted return on equity (ROE)[1]	6.5%	10.3%	8.2%	9.7%	8.8%	8.8%	8.2%	8.4%

Other Considerations								
Investment income from alternative investments (above) below long-term return expectations[2]	153	145	216	45	67	53	51	44
Significant (income) expense items	56	10	(30)	(16)	-	(14)	-	5
Impact of other considerations to Adj. ROA[3]	*0.45%*	*0.30%*	*0.34%*	*0.21%*	*0.35%*	*0.33%*	*0.34%*	*0.34%*
Impact of other considerations to Adj. ROE[3]	*4.0%*	*2.9%*	*3.2%*	*2.4%*	*2.9%*	*2.8%*	*3.2%*	*3.4%*

[1]Attributable to common shareholders; metrics refer to return on assets (ROA) and adjusted return on equity ex AOCI (ROE) based on reported adjusted net earnings
[2]Effective January 1, 2026, our presentation of investment income from alternative investments does not include fixed income assets. Prior periods are presented on a comparable basis to reflect the new definition of investment income from alternative investments
[3]Total impacts from alternative investment income relative to long-term return expectations and significant items

F&G Investor Update | Spring 2026

42

ANE – Significant Items1 43F&G Investor Update | Spring 2026 1Effective January 1, 2026, our presentation of investment income from alternative investments does not include fixed income assets. Prior periods are presented on a comparable basis to reflect the new definition of investment income from alternative investments ($ in millions) Three months ended March 31, 2026 Adjusted net earnings of $110 million for the three months ended March 31, 2026 included expense from $5 million of investment and other income true-up adjustments. Investment income from alternative investments was $44 million below the midpoint of management's long-term expected return of approximately 12 to 14%. December 31, 2025 Adjusted net earnings of $123 million for the three months ended December 31, 2025. Investment income from alternative investments was $51 million below the midpoint of management's longterm expected return of approximately 12 to 14%. September 30, 2025 Adjusted net earnings of $165 million for the three months ended September 30, 2025 included income from $10 million tax valuation allowance benefit and $4 million of actuarial reserve release. Investment income from alternative investments was $53 million below the midpoint of management's long-term expected return of approximately 12 to 14%. June 30, 2025 Adjusted net earnings of $103 million for the three months ended June 30, 2025. Investment income from alternative investments was $67 million below the midpoint of management's long- term expected return of approximately 12 to 14%. March 31, 2025 Adjusted net earnings of $91 million for the three months ended March 31, 2025 included income from a $16 million reinsurance true-up adjustment. Investment income from alternative investments was $45 million below the midpoint of management's long-term expected return of approximately 12 to 14%.

ANE – Significant Items1 44F&G Investor Update | Spring 2026 1Effective January 1, 2026, our presentation of investment income from alternative investments does not include fixed income assets. Prior periods are presented on a comparable basis to reflect the new definition of investment income from alternative investments ($ in millions) Year ended December 31, 2025 Adjusted net earnings of $482 million for the year ended December 31, 2025 included income from a $16 million reinsurance true-up adjustment, $10 million tax valuation allowance benefit, and $4 million of actuarial reserve release. Investment income from alternative investments was $216 million below the midpoint of management’s long-term expected return of approximately 12 to 14%. December 31, 2024 Adjusted net earnings of $546 million for the year ended December 31, 2024 included expenses from $30 million of actuarial model updates and refinements; partially offset by income from a $14 million of tax valuation allowance and $6 million of other income items. Investment income from alternative investments was $145 million below the midpoint of management’s long- term expected return of approximately 12 to 14%.

Non-GAAP Financial Measures and Definitions 45F&G Investor Update | Spring 2026 The following represents the definitions of non-GAAP financial measures used by F&G Adjusted Net Earnings attributable to common shareholders Adjusted net earnings attributable to common shareholders (ANE) is a non-GAAP economic measure we use to evaluate financial performance each period. ANE eliminates the impact of specific items that are not indicative of the underlying economics of our business, including certain market volatility, asymmetrical and noneconomic accounting, nonrecurring items and other income and expense adjustments. These items are volatile in our reported GAAP earnings and are not indicative of the underlying profitability drivers reflected in the design and pricing of our products and/or our investment and hedging strategy, as such items fluctuate from period to period in a manner inconsistent with these drivers. ANE provides information to enhance an investor’s understanding of our results and underlying profitability drivers by removing the impact of short-term market volatility (i.e. recognized gains and losses, market risk benefits remeasurement gains and losses, derivative gains and losses), asymmetrical and non-economic accounting (i.e. derivatives and investment hedges that do not qualify for hedge accounting, deferred pension risk transfer deferred profit liability losses), and other adjustments. ANE is calculated by adjusting net earnings or loss attributable to common shareholders to eliminate: (i) Recognized gains and losses, net: the impact of net investment gains/losses, including changes in allowance for expected credit losses and other than temporary impairment (“OTTI”) losses, recognized in operations; and the effects of changes in fair value of the reinsurance related embedded derivative and other derivatives, including interest rate swaps and forwards; (ii) Market related liability adjustments: the impacts related to changes in the fair value, including both realized and unrealized gains and losses, of index product related derivatives and embedded derivatives, net of hedging cost; the impact of initial pension risk transfer deferred profit liability losses, including amortization from previously deferred pension risk transfer deferred profit liability losses; and the changes in the fair value of market risk benefits by deferring current period changes and amortizing that amount over the life of the market risk benefit; (iii) Purchase price amortization: the impacts related to the amortization of certain intangibles (internally developed software, trademarks and value of distribution asset and the change in fair value of liabilities recognized as a result of acquisition activities); (iv) Transaction costs: the impacts related to acquisition, integration and merger related items;

Non-GAAP Financial Measures and Definitions 46F&G Investor Update | Spring 2026 The following represents the definitions of non-GAAP financial measures used by F&G Adjusted Net Earnings attributable to common shareholders (continued) (v) Other and “non-recurring,” “infrequent” or “unusual items”: Other adjustments include removing any charges associated with U.S. guaranty fund assessments as these charges neither relate to the ordinary course of the Company’s business nor reflect the Company’s underlying business performance, but result from external situations not controlled by the Company. Further, Management excludes certain items determined to be “non-recurring,” “infrequent” or “unusual” from adjusted net earnings when incurred if it is determined these expenses are not a reflection of the core business and when the nature of the item is such that it is not reasonably likely to recur within two years and/or there was not a similar item in the preceding two years; (vi) Non-controlling interest on non-GAAP adjustments: the portion of the non-GAAP adjustments attributable to the equity interest of entities that F&G does not wholly own; and (vii) Income taxes: the income tax impact related to the above-mentioned adjustments is measured using an effective tax rate, as appropriate by tax jurisdiction. Recognized gains and losses are excluded from ANE as part of both adjustments (i) and (ii). As part of those two adjustments to ANE, all material recognized gains and losses are removed except for periodic settlements of interest rate swaps used to economically hedge our floating rate investments. While these adjustments are an integral part of the overall performance of F&G, market conditions and/or the non-operating nature of these items can overshadow the underlying performance of the core business. Accordingly, management considers this to be a useful measure internally and to investors and analysts in analyzing the trends of our operations. Adjusted net earnings should not be used as a substitute for net earnings (loss). However, we believe the adjustments made to net earnings (loss) in order to derive adjusted net earnings provide an understanding of our overall results of operations. Adjusted Net Earnings attributable to common shareholders per Diluted Share Adjusted net earnings attributable to common shareholders per diluted share is calculated as adjusted net earnings plus preferred stock dividend (if the preferred stock has created dilution). This sum is then divided by the adjusted weighted-average diluted shares outstanding. Management considers this non-GAAP financial measure to be useful internally and for investors and analysts to assess the level of return driven by the Company that is available to common shareholders.

Non-GAAP Financial Measures and Definitions 47F&G Investor Update | Spring 2026 Adjusted Return on Assets attributable to Common Shareholders Adjusted return on assets attributable to common shareholders is calculated by dividing year-to-date annualized adjusted net earnings attributable to common shareholders by year-to-date AAUM. Return on assets is comprised of net investment income, less cost of funds, flow reinsurance fee income, owned distribution margin and less expenses (including operating expenses, interest expense and income taxes) consistent with our adjusted net earnings definition and related adjustments. Cost of funds includes liability costs related to cost of crediting as well as other liability costs. Management considers this non-GAAP financial measure to be useful internally and to investors and analysts when assessing financial performance and profitability earned on AAUM. Adjusted Return on Average Common Shareholder Equity, excluding AOCI Adjusted return on average common shareholder equity is calculated by dividing the rolling four quarters adjusted net earnings attributable to common shareholders, by total average F&G equity attributable to common shareholders, excluding AOCI. Average equity attributable to common shareholders, excluding AOCI for the twelve month rolling period is the average of 5 points throughout the period. Since AOCI fluctuates from quarter to quarter due to unrealized changes in the fair value of available for sale investments, changes in instrument-specific credit risk for market risk benefits and discount rate assumption changes for the future policy benefits, management considers this non-GAAP financial measure to be a useful internally and for investors and analysts to assess the level return driven by the Company's adjusted earnings. Adjusted Weighted Average Diluted Shares Outstanding Adjusted weighted average diluted shares outstanding is the same as weighted average diluted shares outstanding except for periods in which our preferred stocks are calculated to be dilutive to either net earnings attributable to common shareholders or adjusted net earnings attributable to common shareholders, but not both, or there is a net earnings loss attributable to common shareholders on a GAAP basis, but positive adjusted net earnings attributable to common shareholders using the non-GAAP measure. The above exceptions are made to include relevant diluted shares when dilution occurs and exclude relevant diluted shares when dilution does not occur for adjusted net earnings attributable to common shareholders. Management considers this non-GAAP financial measure to be useful internally and for investors and analysts to assess the level of return driven by the Company that is available to common shareholders.

Non-GAAP Financial Measures and Definitions 48F&G Investor Update | Spring 2026 Assets Under Management (AUM) AUM is comprised of the following components and is reported net of reinsurance assets ceded in accordance with GAAP: (i) total invested assets at amortized cost, excluding investments in unconsolidated affiliates, owned distribution and derivatives; (ii) investments in unconsolidated affiliates at carrying value; (iii) related party loans and investments; (iv) accrued investment income; (v) the net payable/receivable for the purchase/sale of investments; and (vi) cash and cash equivalents excluding derivative collateral at the end of the period. Management considers this non-GAAP financial measure to be useful internally and to investors and analysts when assessing the size of our investment portfolio that is retained. AUM before Reinsurance AUM before Reinsurance is comprised of AUM plus flow reinsured assets, including certain block reinsured assets. Management considers this non-GAAP financial measure to be useful internally and to investors and analysts when assessing the size of our investment portfolio including reinsured assets. Average Assets Under Management (AAUM) (Quarterly and YTD) AAUM is calculated as AUM at the beginning of the period and the end of each month in the period, divided by the total number of months in the period plus one. Management considers this non-GAAP financial measure to be useful internally and to investors and analysts when assessing the rate of return on retained assets.

Non-GAAP Financial Measures and Definitions 49F&G Investor Update | Spring 2026 Book Value per Common Share, excluding AOCI Book value per Common share, excluding AOCI is calculated as total F&G equity attributable to common shareholders divided by the total number of shares of common stock outstanding. Management considers this to be a useful measure internally and for investors and analysts to assess the capital position of the Company. Debt-to-Capital Ratio, excluding AOCI Debt-to-capitalization ratio is computed by dividing total aggregate principal amount of debt by total capitalization (total debt plus total equity, excluding AOCI). Management considers this non-GAAP financial measure to be useful internally and to investors and analysts when assessing its capital position. Return on Average F&G common shareholder Equity, excluding AOCI Return on average F&G common shareholder equity, excluding AOCI is calculated by dividing the rolling four quarters net earnings (loss) attributable to common shareholders, by total average F&G equity attributable to common shareholders, excluding AOCI. Average F&G equity attributable to common shareholders, excluding AOCI for the twelve month rolling period is the average of 5 points throughout the period. Since AOCI fluctuates from quarter to quarter due to unrealized changes in the fair value of available for sale investments, changes in instrument-specific credit risk for market risk benefits and discount rate assumption changes for the future policy benefits, management considers this non-GAAP financial measure to be useful internally and for investors and analysts to assess the level of return driven by the Company that is available to common shareholders. Sales Annuity, IUL, funding agreement and non-life contingent PRT sales are not derived from any specific GAAP income statement accounts or line items and should not be viewed as a substitute for any financial measure determined in accordance with GAAP. Sales from these products are recorded as deposit liabilities (i.e., contractholder funds) within the Company's consolidated financial statements in accordance with GAAP. Life contingent PRT sales are recorded as premiums in revenues within the consolidated financial statements. Management believes that presentation of sales, as measured for management purposes, enhances the understanding of our business and helps depict longer term trends that may not be apparent in the results of operations due to the timing of sales and revenue recognition.

Non-GAAP Financial Measures and Definitions 50F&G Investor Update | Spring 2026 Total Capitalization, excluding AOCI Total capitalization, excluding AOCI is based on total equity excluding the effect of AOCI and the total aggregate principal amount of debt. Since AOCI fluctuates from quarter to quarter due to unrealized changes in the fair value of available for sale investments, changes in instrument-specific credit risk for market risk benefits and discount rate assumption changes for the future policy benefits, management considers this non-GAAP financial measure to provide useful supplemental information internally and to investors and analysts to help assess the capital position of the Company. Total Equity, excluding AOCI Total equity, excluding AOCI is based on total equity excluding the effect of AOCI. Since AOCI fluctuates from quarter to quarter due to unrealized changes in the fair value of available for sale investments, changes in instrument-specific credit risk for market risk benefits and discount rate assumption changes for the future policy benefits, management considers this non-GAAP financial measure to provide useful supplemental information internally and to investors and analysts assessing the level of earned equity on total equity. Total F&G Equity attributable to common shareholders, excluding AOCI Total F&G equity attributable to common shareholder, excluding AOCI is based on total F&G Annuities & Life, Inc. shareholders' equity excluding the effect of AOCI and preferred stocks, including additional paid-in-capital. Since AOCI fluctuates from quarter to quarter due to unrealized changes in the fair value of available for sale investments, changes in instrument-specific credit risk for market risk benefits and discount rate assumption changes for the future policy benefits, management considers this non-GAAP financial measure to be useful internally and for investors and analysts to assess the level of return driven by the Company that is available to common shareholders. Yield on AAUM Yield on AAUM is calculated by dividing annualized net investment income on an adjusted net earnings basis by AAUM. Management considers this non-GAAP financial measure to be useful internally and to investors and analysts when assessing the level of return earned on AAUM.